QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.12

INTERCOMPANY NOTE

        October 30, 2002

        FOR VALUE RECEIVED, WORLD TRAVEL, LLC, a Nevada limited liability company (the "Payor"), hereby promises to pay on demand to the order of WYNN LAS VEGAS, LLC, a Nevada limited liability company, or its registered assigns (the "Payee"), a principal sum equal to $38,000,000 in lawful money of the United States of America in same day or immediately available funds, at such location in the United States of America as the Payee shall from time to time designate, or such lesser principal amount as shall remain outstanding on the loan made by the Payee to the Payor.

        On demand from the Collateral Agent (as defined below), the Payor promises to pay interest to the Payee on the outstanding principal hereof for the period from the date hereof until payment in full thereof and, to the extent permitted by law, overdue interest from their due dates, in each case at the rate per annum equal to the interest rate in effect under Section 3.5 of the Loan Agreement dated October 30, 2002 (the "Loan Agreement") among the Payee, Wells Fargo Bank Nevada, National Association, not in its individual capacity, but solely as Collateral Agent (the "Collateral Agent") and the lenders named in Schedule IA1 thereto.

        This Note is the "Intercompany Note" referred to in the Aircraft Security Agreement, dated as of October 30, 2002 (the "Aircraft Security Agreement") from Wells Fargo Bank Northwest, National Association, not in its individual capacity, but solely as Trustee of that certain trust created under the Trust Agreement dated as of May 10, 2002 (in such capacity, the "Owner") and the Payor to the Payee, and evidences indebtedness incurred by the Payor to the Payee. This Note is secured pursuant to the terms of the Aircraft Security Agreement and reference is made to the Aircraft Security Agreement for a statement of certain provisions relating to this Note.

        The outstanding principal balance of the loan evidenced by this Note shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are expressly waived by the Payor, upon the occurrence of an "Event of Default" under and as defined in either the Loan Agreement or the Aircraft Security Agreement.

        The Payee is hereby authorized (but not required) to record all repayments or prepayments hereof, in its books and records, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded, absent manifest error.

        Payments of both principal and interest are to be made without setoff, counterclaim or deduction of any kind.

        This Note is also the "Intercompany Note" referred to in the Assignment and Assumption Agreement, dated as of October 30, 2002 executed by the Payee in favor of the Collateral Agent (as amended, modified or supplemented from time to time, the "Borrower Aircraft Assignment") to secure the obligations of the Payee under the Loan Agreement. This Note and the Aircraft Security Agreement have been assigned by the Payee pursuant to such Borrower Aircraft Assignment. The Payor hereby acknowledges and agrees that the Collateral Agent, pursuant to the Borrower Aircraft Assignment, may exercise all rights provided therein with respect to this Note and the Aircraft Security Agreement. The Payor further agrees that all rights of the Payee hereof in, to and under this Note and the Aircraft Security Agreement shall pass to and may be exercised only by the Collateral Agent pursuant to the Borrower Aircraft Assignment; and the Payor will not set up any claim against the Payee hereof as a defense, counterclaim or setoff to any action brought by the Collateral Agent for the unpaid balance owed hereunder and also agrees to so pay all amounts, including without limitation, all interest and principal directly to the Collateral Agent upon receipt by it of written notice to do so by the Collateral Agent. In the event of any pre-payment of this Note, the Payor will only pay amounts due hereunder to the Collateral Agent and will not pay any such amounts to the Payee or any other person or entity and Payor acknowledges that this Note may not be amended except with the written consent of the Collateral Agent.

        THE PAYOR AGREES THAT ANY CLAIM BROUGHT BY THE PAYEE OR ITS ASSIGNEE OR PLEDGEE ARISING OUT OF THIS NOTE SHALL BE SUBJECT TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK. THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

WORLD TRAVEL, LLC, a Nevada limited liability company, as the Payor
By:	WYNN LAS VEGAS, LLC, a Nevada limited liability company, its sole member
	By:	WYNN RESORTS HOLDINGS, LLC, a Nevada limited liability company, its sole member
		By:	VALVINO LAMORE, LLC, a Nevada limited liability company, its sole member
			By:	WYNN RESORTS, LIMITED, a Nevada corporation, its sole member
By:
Name:
Title:

2

QuickLinks

  Exhibit 10.12
INTERCOMPANY NOTE